EXHIBIT 99.1

First Choice Bancorp Announces Promotion of Jae Park to Executive Vice President/Chief Compliance Officer

CERRITOS, California, February 3, 2020 - First Choice Bancorp (NASDAQ: FCBP) (“First Choice” or the “Company”) today announced the promotion of Jae Park to Executive Vice President/Chief Compliance Officer of First Choice Bank, reporting to President & CEO Robert Franko, effective immediately.

Mr. Park has worked in various areas of compliance within the banking industry for over 15 years and has served as Senior Vice President/Chief Compliance Officer for First Choice Bank since 2013. Jae has been instrumental in ensuring that First Choice Bank remains in compliance with all federal, state, and local rules and regulations.

“Throughout his time with the Bank, Jae has made a number of important contributions to our success, including the Bank’s recent ‘Outstanding’ CRA regulatory exam rating,” said Mr. Franko. “As every part of our business continues to evolve, thoughtful, visionary leaders like Jae are more valuable than ever. We are happy to recognize his hard work with this promotion.”

Peter Hui, the Founding Chairman of First Choice Bank, added, “In our current regulatory environment, it is critical that we maintain a strong compliance team. Jae has demonstrated that he has the foresight and the depth of knowledge and experience to effectively lead regulatory compliance for our Bank. Our Board of Directors appreciates Jae’s dedication and the attention to detail he has demonstrated in his role and we are thankful to have Jae at the helm of one of the most important departments at our Bank.”

“I am proud of our exceptional compliance team here at First Choice and am honored by this recognition,” said Mr. Park. “I look forward to continuing to strengthen of our Compliance, BSA and CRA departments in order to support our Board’s strategic goals for our Bank.”

About First Choice Bancorp: First Choice Bancorp, headquartered in Cerritos, California, is the sole shareholder of, and the registered bank holding company for, First Choice Bank. As of December 31, 2019, First Choice Bancorp had total consolidated assets of $1.69 billion. First Choice Bank, also headquartered in Cerritos, California, is a community-based financial institution that serves primarily commercial and consumer clients in diverse communities and specializes in loans to small-to medium-sized businesses and private banking clients, commercial and industrial loans, and commercial real estate loans with a specialization in providing financial solutions for the hospitality industry. First Choice Bank is a Preferred Small Business Administration (SBA) Lender. First Choice Bank conducts business through 9 full-service branches and 2 loan production offices, located in Los Angeles, Orange and San Diego Counties. Founded in 2005, First Choice Bank has quickly become a leading provider of financial services that enable our customers to grow, maintain strength, and achieve their business objectives. We strive to surpass our clients’ expectations through our efficiency, personalized services and financial solutions and professionalism and are committed to being “First in Speed, Service, and Solutions.” First Choice Bancorp stock is traded on the Nasdaq Capital Market under the ticker symbol “FCBP.”

First Choice Bank’s website is www.FirstChoiceBankCA.com.

FORWARD-LOOKING STATEMENTS

The statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are based on management’s current expectations and beliefs concerning future developments and their potential effects on the Company including, without limitation, plans, strategies and goals, and statements about the Company’s expectations regarding revenue and asset growth, financial performance and profitability, loan and deposit growth, yields and returns, loan diversification and credit management, shareholder value creation and tax rates. There can be no assurance that future developments affecting the Company will be the same as those anticipated by management. Actual results may differ materially from those set forth in the forward-looking statements due to a variety of factors, including the risk factors described in documents filed by the Company with the Securities and Exchange Commission.

The Company does not undertake, and specifically disclaims any obligation, to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements except as required by law. Any statements about future operating results, such as those concerning accretion and dilution to the Company’s earnings or shareholders, are for illustrative purposes only, are not forecasts, and actual results may differ.

CONTACT

First Choice Bank

Khoi D. Dang, Esq., 562.263.8336

Executive Vice President and General Counsel